                                                       EXHIBIT 23
                                                       ----------





                 Consent of Independent Auditors




We  consent  to  the incorporation by reference  in  this  Annual
Report (Form 10-K) of Overseas Shipholding Group, Inc. of our report dated February 14, 1996, included in the 1995 Annual
Report to Shareholders of Overseas Shipholding Group, Inc.

We also consent to the incorporation by reference in the Registration Statements, Form S-8 (No. 33-44013) pertaining to the Overseas Shipholding Group, Inc. 1989 Stock Option Plan, the Overseas Shipholding Group, Inc. 1990 Stock Option Plan, and the Maritime Overseas Corporation 1990 Stock Option Plan, and Form S-3 (No. 33-50441) pertaining to the registration of $500,000,000 of Overseas Shipholding Group, Inc. debt securities, of our report dated February 14, 1996, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc., incorporated herein by reference.




                                        ERNST & YOUNG LLP


New York, New York
March 26, 1996